Exhibit 10.48

EXCLUSIVE SERVICES AGREEMENT

THIS EXCLUSIVE SERVICES AGREEMENT (this “Agreement”), dated as of May 3rd, 2010 (the “Effective Date”), is made and entered into by and between PERC WATER CORPORATION, a California corporation (“PERC Water”), and SIONIX CORPORATION, a Nevada corporation (“Sionix”).  Each of PERC Water and Sionix are referred to herein individually as a “Party” as the context requires, and collectively as the “Parties”.

Recitals

A.           Sionix is the manufacturer and developer of dissolved air flotation based mobile water treatment systems (“MWTS”).

B.           PERC Water is an asset management based water recycling company focusing on designing, building, owning, operating, and financing water remediation/recycling facilities.

C.           Sionix desires to engage PERC Water to be the exclusive provider of MWTS control and telemetry systems; installation start-up, commissioning, and training services; and where necessary, operational services to Sionix, upon the terms and conditions contained herein.

D.           PERC Water will reasonably promote the use of the Sionix MWTS in circumstances where customer specification, performance requirements or quality standards dictate.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sionix and PERC Water agree as follows intending to be legally bound:

ARTICLE 1
Definitions

1.1           Defined Terms.  For purposes of this Agreement, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in Appendix I hereto.

ARTICLE 2
Interpretation

2.1           Sections and Exhibits

    References to sections, subsections, articles, exhibits and appendices are, unless otherwise indicated, to sections, subsections and articles of, and exhibits and appendices to, this Agreement.

2.2           Headings

    The headings of sections, subsections, articles, exhibits and appendices of this Agreement are for ease of reference only and do not form part of this Agreement and shall not in any way affect its construction.

2.3           Gender

    The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

2.4           Construction of Agreement

    Each of the Parties has participated in the drafting of this Agreement.  This Agreement shall, in the event of any dispute over its meaning or application, be interpreted fairly and reasonably, and neither more strongly for or against either Party.

ARTICLE 3
Supply of Control and Telemetry Systems

3.1           Sale and Purchase of C/T Systems.

    On the terms and conditions set forth in this Agreement, PERC Water agrees to sell to Sionix and Sionix agrees to purchase such number of Control and Telemetry Systems (“C/T Systems”) as Sionix may order to satisfy 100% of Sionix’s requirement for such devices for use in Sionix’s manufacture and sale of its MWTS.   This Agreement does not constitute a commitment by Sionix to purchase any particular quantity of C/T Systems.

    ARTICLE 4

Installation, Start-up & Training Services

4.1           On-Site Services.  On the terms and conditions set forth in this Agreement, PERC Water agrees to sell to Sionix and Sionix agrees to purchase installation, start-up, and training services (“On-Site Services”) as Sionix may order to satisfy 100% of Sionix’s requirement for such services for use in Sionix’s manufacture and sale of its MWTS.   This Agreement does not constitute a commitment by Sionix to purchase any particular quantity of On-Site Services.

ARTICLE 5
Additional On-Site Services

5.1           Additional On-Site Services.  From time to time in the sale of the MWTS Sionix may be required to provide operational services after rendering On-Site Services.  With respect to such Additional On-Site Services, Sionix agrees to refer all such inquiries to PERC Water, and on a case-by-case basis, Sionix and PERC Water shall structure an appropriate finder’s fee for such referral to Sionix or a revenue sharing plan mutually acceptable to both Parties.

ARTICLE 6
Right of First Offer for Purchase and Sale of C/T Systems and On-Site Services

6.1           Notification

     Sionix will exclusively provide PERC Water with written request for each C/T System needed by Sionix in connection with each MWTS to be installed (a “Project”) and/or the need for any On-Site Services in connection with the manufacture and sale of any MWTS (as applicable, a “Sionix Notice”).  Each Sionix Notice shall contain all information necessary for PERC Water to evaluate the installation of the proposed C/T System and/or the requested On-Site Services, as applicable, including, without limitation, the price, payment terms, taxes, fees and other expenses, customer identification, customer financial information, terms of delivery, warranty, duration of services, if applicable, specifications, location and time of performance.

6.2           Right of First Offer.  For a period of thirty (30) days following the receipt by PERC Water of a Sionix Notice (the “Option Period”), PERC Water will have the option in its sole discretion to deliver and install the C/T System and/or provide the On-Site Services in accordance with the Sionix Notice (the “Option”).  During the Option Period, Sionix agrees to timely respond to any request by PERC Water for additional information and to negotiate in good faith with PERC Water with respect to the terms and conditions contained in the Sionix Notice.  If PERC Water desires to exercise the Option, PERC Water will deliver written notice of such exercise to Sionix (the “PERC Water Notice”) before the expiration of the Option Period.  Thereafter, PERC Water and Sionix will cooperate in good faith to negotiate and execute a definitive agreement with respect to the proposed C/T System and/or On-Site Services, as applicable, described in the Sionix Notice (the “Definitive Agreement”).  If PERC Water does not timely deliver the PERC Water Notice or if the Parties are unable to finalize and execute a Definitive Agreement within thirty (30) days following the delivery of the Exercise Notice, Sionix may negotiate with any other third party for the performance of the installation of the C/T System and/or the On-Site Services, as applicable, on terms no more favorable than the terms set forth in the Sionix Notice.

ARTICLE 7
Specification of MWTS

    7.1      PERC Water Responsibility.

 During the course of this Agreement, PERC Water will use reasonable efforts to specify the MWTS in those instances where the technology, system and application requirements, performance conditions, and other relevant factors are conducive to, or consistent with, project and/or engineering circumstances. This Agreement does not constitute a commitment by PERC Water to specify or otherwise require the purchase of any MWTS.

7.2           MWTS Purchase Agreement

.  The initial basis for all orders placed by PERC Water for MWTS shall be on a form known as “Water Specification and Buyer Use.”  Said form shall contain necessary water testing information for use by Sionix in determining the design of the MWTS being ordered, including a brief description of the intended use of said water upon completion of processing.  Upon acceptance by Sionix of the obligation to deliver an MWTS, Sionix and the purchaser of the MWTS will enter into a mutually acceptable purchase agreement.

ARTICLE 8
Term and Termination

8.1           Term.  Unless terminated by either Party pursuant to the other provisions of this Article 8, this Agreement shall continue in effect until three (3) years from the date of this Agreement (the “Initial Term”) and shall thereafter continue and automatically renew on an annual basis unless terminated by either Party by giving ninety (90) days written notice prior to the expiration of the Initial Term or any extension thereof.

8.2           Termination by Mutual Agreement

.  This Agreement may be terminated by mutual written agreement of the Parties.

8.3           Termination for Default.  If either Party materially defaults in the performance of any material agreement, condition or covenant of this Agreement, the defaulting party shall have sixty (60) days to remedy such default after receipt by the defaulting party of a notice of such breach if such default is capable of being cured; provided, however, that if such default is the failure to timely pay any amount due under any Definitive Agreement or any other contract or agreement contemplated by this Agreement (collectively, a “Final Agreement”), the defaulting party shall have ten (10) days in which to cure such default.   If the default has not been cured in sixty (60) days (or, if applicable, ten (10) days) then the Party not in default may immediately terminate this Agreement without further notice.

8.4           Bankruptcy or Insolvency.  If either Party becomes insolvent, or enters into a composition with creditors, or if a receiver is appointed for it, of if either Party files any petition or application under any bankruptcy laws or acts, or is adjudicated as bankrupt, then the other Party shall have a right to terminate this Agreement on giving notice to the other Party at least sixty (60) days before the time when such termination is to take effect, and as the expiration of the sixty (60) days, this Agreement shall terminate, but without prejudice to the rights of either Party to moneys due or to become due under this Agreement or any Final Agreement.

8.5           Survival.  Article 12 shall survive the termination of this Agreement.   Any rights of the Parties to payments accrued through termination as well as obligations of the Parties under any Final Agreement  at the time of such termination shall remain in effect, except that neither Party will have any obligation with respect to delivery dates exceeding six (6) months after termination.

ARTICLE 9
Warranty

9.1           Sionix Warranty.

(a)           Sionix warrants the merchantability of the MWTS and that the MWTS is fit for the purpose intended for a period of one (1) year after demonstrated performance to PERC Water.   PERC Water may notify Sionix of any MWTS that is defective within one (1) year after demonstrated performance and Sionix shall immediate replace all defective parts of the MWTS in accordance with the limited warranty set forth below.  Sionix warrants that the MWTS manufactured and assembled by Sionix to be free from defects in material and workmanship under normal use and service for a period of one (1) year after demonstrated performance .   This limited warranty does not extend to any MWTS (or any part or parts of any MWTS) which has been subject to (i) improper use or application, misuse, abuse, or operation beyond its rated capacity, or contrary to the instructions in the sales and service manuals, (ii) accident, (iii) modifications without the prior authorization of Sionix (whether by the substitution of non-approved parts or otherwise).

(b)           The sole obligation and liability of Sionix under this limited warranty (and the exclusive remedy for any owner or user of the MWTS) is limited to the servicing, adjustment, repair or replacement, at the option of Sionix, of any MWTS (or any part or parts of any MWTS) manufactured and assembled by Sionix which, within one (1) year after demonstrated performance , shall have been (i) returned to Sionix at Sionix’s expense, in either its original package or a similar package affording an equal or greater degree of protection and (ii) demonstrated to the reasonable satisfaction of Sionix as being defective in material or workmanship.

(c)           There are no other warranties, express or implied, in addition to this limited warranty.  THIS LIMITED WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED (IN FACT OR BY OPERATION OF LAW OR OTHERWISE), INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  Sionix shall not be liable for any special, indirect or consequential damages.  Further, no representations or warranty made by any Person, including any representative of Sionix, which is inconsistent or in conflict with, or in addition to the terms of the foregoing limited warranty (or the limitations of liability of Sionix set forth above) shall be binding upon Sionix unless approved in writing by an officer of Sionix.

9.2           PERC Water Warranty.

    (a)           PERC Water warrants the merchantability of its C/T Systems and that such C/T Systems are fit for the purpose intended for a period of one (1) year after demonstrated performance .   Sionix may notify PERC Water of any C/T Systems that are defective within one (1) year after demonstrated performance and PERC Water shall immediate replace all defective parts of the C/T Systems in accordance with the limited warranty set forth below.  PERC Water warrants that the C/T Systems are free from defects in material and workmanship under normal use and service for a period of one (1) year after demonstrated performance.   This limited warranty does not extend to any C/T System (or any part or parts of any C/T System) which has been subject to (i) improper use or application, misuse, abuse, or operation beyond its rated capacity, or contrary to the instructions in the sales and service manuals, (ii) accident, (iii) modifications without the prior authorization of PERC Water (whether by the substitution of non-approved parts or otherwise).

(b)           The sole obligation and liability of PERC Water under this limited warranty (and the exclusive remedy for any owner or user of the C/T Systems) is limited to the servicing, adjustment, repair or replacement, at the option of PERC Water, of any C/T System (or any part or parts of any C/T System) which, within one (1) year after demonstrated performance, shall have been (i) returned to PERC Water at PERC Water’s expense, in either its original package or a similar package affording an equal or greater degree of protection and (ii) demonstrated to the reasonable satisfaction of PERC Water as being defective in material or workmanship.

(c)           There are no other warranties, express or implied, in addition to this limited warranty.  THIS LIMITED WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED (IN FACT OR BY OPERATION OF LAW OR OTHERWISE), INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  PERC Water shall not be liable for any special, indirect or consequential damages.  Further, no representations or warranty made by any Person, including any representative of PERC Water, which is inconsistent or in conflict with, or in addition to the terms of the foregoing limited warranty (or the limitations of liability of PERC Water set forth above) shall be binding upon PERC Water unless approved in writing by an officer of PERC Water.

ARTICLE 10
Indemnification Intellectual Property

10.1           Intellectual Property Indemnification.

(a)           Sionix will indemnify, defend and hold harmless PERC Water, its customers, officers, directors, employees, and agents (the “PERC Water Indemnitees”) for any loss, damage, expense, costs or liability arising out of, or in connection with, a third party claim that the MWTS  infringes or misappropriates any patent, copyright, mask works right, trade secret or other intellectual property right of a third party, except to the extent that such claim arises out of (i) any of the C/T Systems supplied by PERC Water, (ii) the alteration or modification of the MWTS after it was delivered to PERC Water and such alteration or modification was not authorized by Sionix in writing, (iii) the use of the MWTS in combination with any other products if the infringement or misappropriation would not have occurred but for such use or combination, or (iv) use of the MWTS  for a purpose or in a  manner for which the MWTS was not designed.

(b)           PERC Water will indemnify, defend and hold harmless Sionix, its customers, officers, directors, employees, and agents (the “Sionix Indemnitees”) for any loss, damage, expense, costs or liability arising out of, or in connection with, a third party claim that the C/T System(s) infringe or misappropriate any patent, copyright, mask works right, trade secret or other intellectual property right of a third party, except to the extent that such claim arises out of (i) the alteration or modification of the C/T Systems after it was delivered to Sionix and such alteration or modification was not authorized by PERC Water in writing, (ii) the use of the C/T Systems in combination with any other products if the infringement or misappropriation would not have occurred but for such use or combination or (iii) use of the C/T Systems for a purpose or in a  manner for which the C/T Systems were not designed.

10.2           Notice of Claim of Indemnification

    Sionix or PERC Water, as the case may be (each, an “Indemnified Party”) will:

(i)	Promptly notify the other party (the “Indemnifying Party”) in writing of the receipt of any liability or claim that is covered hereunder;

(ii)	Give the Indemnifying Party all reasonably requested information which the Indemnified Party has concerning such liability or claim;

(iii)	Reasonably cooperate with and assist the Indemnifying Party, at the Indemnifying Party’s expense, in defense of such claim or liability; and

(iv)
Give the Indemnifying Party the authority to control the defense and settlement of any such liability or claim.  The Indemnifying Party shall not enter into any settlement that materially adversely affects the Indemnified Party’s rights or interests, without the Indemnified Party’s prior written approval.

10.3           Failure to Give Notice of Claim.  The Indemnified Party’s failure to provide written notice of any such liability or claim shall not relieve the Indemnifying Party from any liability hereunder except to the extent the Indemnifying Party may have been materially prejudiced by the Indemnified Party’s failure to give notice.  The Indemnifying Party will (i) defend or settle, at its own expense, any such liability or claim; (ii) keep the Indemnified Party advised of the status of the liability or claim; and (iii) afford the Indemnified Party the right to review and comment on significant actions planned to be taken by the Indemnified Party on behalf of the Indemnifying Party.

ARTICLE 11
Representations and Warranties of PERC Water and Sionix

11.1           PERC Water Representations and Warranties.

  PERC Water represents and warrants to Sionix as follows:

(i)           Due Organization

    PERC Water is a corporation duly organized, validly existing under the laws of the State of California and in respect of which no action relating to insolvency, liquidation or suspension of payments has, to the knowledge of PERC Water, been taken.

(ii)           Due Authorization

    The execution, delivery and performance of this Agreement by PERC Water have been duly authorized by all necessary action on the part of PERC Water in accordance with PERC Water’s charter documents and do not and shall not require the consent of any other party to any other agreement with PERC Water.

(iii)           Execution and Delivery

    This Agreement has been duly executed and delivered by PERC Water, and constitutes the legal, valid, binding and enforceable obligations of PERC Water.

(iv)           Governmental Approvals

    No governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any Governmental Authority is required on the part of PERC Water in connection with the execution, delivery and performance of this Agreement which has not already been obtained or which PERC Water anticipates shall be timely obtained in the ordinary course of performance of this Agreement.

11.2           Sionix Representations and Warranties.

    Sionix hereby represents and warrants to PERC Water as follows:

(i)           Due Organization

    Sionix is a corporation duly organized and validly existing under the laws of the State of Nevada and in respect of which no action relating to insolvency, liquidation or suspension of payments has, to the knowledge of Sionix, been taken.

(ii)           Due Authorization

    The execution, delivery and performance of this Agreement by Sionix have been duly authorized by all necessary corporate action on the part of Sionix and do not and shall not require the consent of any other party to any other agreement with Sionix.

(iii)           Execution and Delivery

    This Agreement has been duly executed and delivered by Sionix, and constitutes the legal, valid, binding and enforceable obligations of Sionix.

        (iv)          Governmental Approvals

    No governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any Governmental Authority is required on the part of Sionix in connection with the execution, delivery and performance of this Agreement which has not already been obtained or which Sionix anticipates shall be timely obtained in the ordinary course of performance of this Agreement.

ARTICLE 12
General Provisions

12.1           Waiver

    Unless expressly provided herein, no delay or omission by the Parties hereto in exercising any right or remedy provided for herein shall constitute a waiver of such right or remedy nor shall it be construed as a bar to or waiver of any such right or remedy on any future occasion.  Any such waiver shall be in writing.

12.2           Successors and Assigns

    This Agreement shall be binding upon and shall inure to the benefit of the Parties’ successors and assigns.  No Party may assign or transfer this Agreement, in whole or in part, except upon the prior written consent of the other Party hereto; provided, however, that no such written consent shall be required in connection with the sale of substantially all of the assets of a Party or if a Party is involved in a merger or reorganization of such Party.

12.3           Notices

    Any notice or consent required or authorized to be given hereunder or any other communications between the Parties provided for under the terms of this Agreement shall be in writing (unless otherwise provided) and shall be served personally or by reputable express overnight courier service or by facsimile or electronic transmission addressed to the relevant Party at the address stated below herein or at any other address notified by that Party to the other as its address for service.  Any notice so given personally shall be deemed to have been served on delivery, any notice so given by express overnight courier service shall be deemed to have been served the next Business Day after the same shall have been delivered to the relevant courier, and any notice so given by facsimile or electronic transmission shall be deemed to have been served on confirmation of such transmission.  As proof of such service it shall be sufficient to produce a receipt showing personal service, the receipt of a reputable courier company showing the correct address of the addressee or an activity report of the sender’s facsimile machine showing the correct facsimile number of the Party on whom notice is served and the correct number of pages transmitted or evidence of the electronic transmission.  The Parties’ addresses for service are:

To PERC Water:	PERC Water Corporation
959 South Coast Drive, Suite 315
Costa Mesa, CA 92626

Attention: Brian Cullen
Facsimile: (714) 352-7765
Telephone: (714) 352-7750
Email: bcullen@percwater.com

To Sionix:	Sionix Corporation
2801 Ocean Park Blvd., Suite 339
Santa Monica, CA 90405
Attn: James R. Currier
Facsimile: (888) 627-9993
Telephone: (847) 235-4566
Email: jcurrier@sionix.com

12.4           Amendments

    This Agreement may be modified or amended only by an instrument in writing signed by all Parties hereto.

12.5           Entire Agreement

    The terms and conditions set forth herein, together with the documents referred to herein and those set forth on all exhibits and appendices attached hereto, constitute the complete statement of the agreement between PERC Water and Sionix relating to the subject matter hereof and thereof.  No prior statement, correspondence or parole evidence shall modify or affect the terms and conditions hereof or thereof nor shall such prior statements, correspondence or parole evidence be introduced or considered in any judicial or arbitral proceeding.  Prior representations, promises, warranties or statements by any agent or employee of Sionix or PERC Water that differ in any way from the terms and conditions hereof or thereof shall be given no effect.

12.6           Attorneys’ Fees

    In any proceeding to enforce the provisions of this Agreement, the prevailing Party in such proceeding shall be entitled to recover reasonable legal fees, costs and expenses (including at trial and appellate levels and in bankruptcy proceedings) from the losing Party.

12.7           Confidentiality.  The Party receiving Proprietary Information (the “Receiving Party”) of the other Party (“Disclosing Party”) agrees (i) to hold the Disclosing Party’s Proprietary Information in confidence and to take all reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions the Receiving Party employs with respect to its confidential materials), (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person, (iii) not use any such Proprietary Information without the written consent of the Disclosing Party except as may be necessary in the ordinary course of performing services to the Disclosing Party and the Receiving Party further agrees that no Proprietary Information regarding the Disclosing Party will be used by the Receiving Party in any manner which might be construed by the Disclosing Party to be competitive with, or detrimental to, the Disclosing Party’s existing or projected business operations. The Receiving Party shall not modify, sublicense, lease, assign, disassemble, decrypt, or extract the MWTS or C/T Systems and shall not decompile or otherwise reverse engineer the MWTS or C/T Systems, or otherwise derive or attempt to derive the source code of, or any processes, techniques, methods, specifications, protocols, algorithms, interfaces, data structures, or other information embodied or used in, the MWTS or C/T Systems.  The Disclosing Party agrees that this provision shall not apply to information the Receiving Party can document (A) is in, or through no improper action by the Receiving Party, agent or employee, enters the public domain, (B) was rightfully in the possession or known by it prior to receipt from the Disclosing Party, (C) was independently developed by it without access to such information and without use of any Proprietary Information of the Disclosing Party, or (D) is required to be disclosed by law or legal process after notice to the Disclosing Party.  Immediately upon termination of this Agreement, the Receiving Party will turn over all Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof.  Notwithstanding the provisions of this Section to the contrary, the Parties shall be entitled to the extent necessary for the performance of its respective duties hereunder to allow access to details relating to the business of the other Party exclusively to such of its employees and consultants who are directly concerned with the carrying out of its duties under this Agreement provided that each Party shall inform each of such persons of the confidential nature of such information and of that Party’s obligations of confidentiality in respect thereof and such Party shall be responsible for any breach of such obligations by any of its employees or consultants.

12.8           Public Announcements.  All public announcements in relation to the subject matter of this Agreement shall be subject to the prior notification to the other Party by the Party desiring to make such announcement and such other Party shall have three (3) Business Days to comment on and/or approve such announcement (such approval not to be unreasonably withheld);  provided, however, that such approval shall be deemed given if such approval, comment or other response is not received by the announcing Party within such three (3) Business Day-period.

12.9           Counterparts; Signatures

.  This Agreement may be executed by the Parties in one or more counterparts, all of which taken together, shall constitute one and the same Agreement.  Facsimile signatures shall have the same effect as original signatures.  A Party delivering facsimile counterpart signature pages shall promptly thereafter deliver original counterpart signature pages.

12.10           Limitation of Liability

The following limitations of liability apply:  (i) no Party shall be liable for any indirect, special, incidental or consequential damages, including without limitation, loss of profit, loss of revenue, loss of use, or for punitive damages, arising out of, or in relation to, the performance of this Agreement whether or not such liability is claimed in contract, equity, tort or otherwise; and (ii) notwithstanding anything to the contrary contained herein, no Party shall be liable for any amount under this Agreement, other than any amounts payable directly by one Party to the other Party for performance hereunder, except to the extent that such liability is covered by insurance and there are proceeds of such insurance available for the payment of such liability including, without limitation, any liability under Article 10.

12.11           Force Majeure.  No delay in performance by any Party hereunder (except with respect to any payments due hereunder or under any Final Agreement) shall constitute a default under this Agreement if, and to the extent, such delay is caused by a Force Majeure Event.

12.12           Relationship.  This Agreement is not intended to create a partnership, franchise, joint venture, agency or a fiduciary or employment relationship.   Neither Party may bind the other Party or act in a manner which expresses or implies a relationship other than that of independent contractor.

12.13           Severability.  If any provision of this Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

12.14           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof.   The exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the County of Los Angeles in the State of California if the defendant is Sionix, or the County of Orange in the State of California if the defendant is PERC Water, and each of the Parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action.

12.15.           Compliance with Laws.  Each Party agrees to comply with all applicable federal, state and local laws, statutes, ordinances, rules and regulations in connection with the performance by such Party of this Agreement or any Final Agreement.

12.16           Costs and Expenses.  Each Party shall be solely responsible for such Party’s costs, fees and expenses incurred in connection with the negotiation and execution of this Agreement and any Final Agreement and in connection with the performance of such Party under this Agreement and any Final Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the duly authorized representatives of PERC Water and Sionix as of the date of the first written above.

PERC Water Corporation,		Sionix Corporation,
a California corporation		a Nevada corporation

By:	/s/ Brian D. Cullen	By:	/s/ James R. Currier
Name:	Brian D. Cullen	Name:	James R. Currier
Title:	President	Title:	Chief Executive Officer

APPENDIX I
DEFINITIONS

 “Business Day” means every Day other than a Saturday, Sunday or a Day on which the Federal Reserve Bank of New York is closed for a scheduled holiday.

“C/T System” means Programmable Controller (PLC), Micro Processor Controller, Supervisory Control and Data Acquisition (SCADA) based Control System in conjunction with Communication Systems. Communication systems include various communication protocols such Ethernet, ModBus, DeviceNet, ProfiBus, Foundation Field Bus etc. and can either communicate through a hard-wired connection or through a Telemetry-based System (such as, but not limited to, Wireless, Bluetooth, Radio, Satellite).

“Force Majeure Event” means any event that wholly or partly prevents or delays the performance of any obligation arising under this Agreement, but only if and to the extent:  (i) such event is not within the reasonable control, directly or indirectly, of the Party affected;  (ii) such event cannot be or be caused to be prevented, avoided or removed by such Party by the exercise of reasonable care;  and (iii) such event is not the direct or indirect result of a Party’s fault, negligence or the failure of such Party to perform any of its obligations under this Agreement; and shall also include, without limitation: acts of war, sabotage, terrorism, rebellion, insurrection, acts of foreign enemies, military or usurped power or martial law, expropriation or confiscation of facilities or property by order of any Governmental Authority, fires, floods, hail, explosions, extraordinary airborne debris, surface water, waves, tidal water or tidal wave, overflow of streams or other bodies of water, water below the surface of the ground, earth movement including, but not limited to, earthquake, landslide, mud flow, earth sinking, earth rising or shifting, and other acts of God, strikes, crashing vehicles or aircraft, and unavoidable casualties.

 “Governmental Authority” means any federal, state, local or other governmental, judicial, public or statutory instrumentality, tribunal, agency, authority, body or entity, or any political subdivision thereof, that has legal jurisdiction over the matter or person in question.

  “Party” or “Parties” refer to the entities identified as such in the preamble to this Agreement.

 “Person” means any individual, corporation, association, partnership, limited liability company, joint stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof.

“Proprietary Information” means (i) any information, whether conveyed in written, graphic, oral or physical form, including, but not limited to trade secrets; product ideas; designs; configurations; processes; software; improvements; data; plans and strategies; sales and financial reports or forecasts; scientific knowledge; know-how; compilations; data bases; prototypes; collaborations; inventions; techniques; business strategies; notes; analyses; studies; formulae; models; concepts; design concepts; products; business operations; customer and supplier lists; business relationships; specifications; drawings; working drawings; means of implementation and manufacture; cost and pricing data; bills; ideas; software materials, including both object code and source code, plus documentation in the form of software notes; methods of encoding; preprocessing and all other proprietary information; patent, trademark, and copyright applications; patentable or unpatentable or copyrightable descriptions of mathematics or any other written material referring to the same and (ii) any document, diagram, drawing, computer program, or other communication which is either marked “confidential” or “proprietary,” is either known or should have reasonably been known by one Party to be confidential, that is learned or disclosed in the course of discussions, studies, or other work.

“Taxes” means any and all forms of taxation, charges, duties, imposts, levies and rates whenever imposed by the United States, any U.S. State, or any other governmental entity, including without limitation, income tax, withholding taxes, corporation tax, capital gains tax, capital transfer tax, inheritance tax, rates, water rates, value added tax, customs duties, capital duty, excise duties, betterment levy, community charges, development land tax, stamp duty, stamp duty reserve tax, national insurance, social security or other similar contributions, and generally any tax, duty, impost, levy or rate or other amount and any interest, penalty or fine in connection therewith.